UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2005 (Amendment No. 1)

Unify Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Arena Boulevard, Sacramento, California		95834
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (916) 928-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This is Amendment No.1 to the Current Report on Form 8-K dated February 2, 2005 and filed with the Securities and Exchange Commission on February 7, 2005 (the “Original Filing”), for the purpose of filing notice of the entry into of a material definitive agreement resulting in the completion of the acquisition of assets by Unify Corporation., a Delaware corporation (“Unify”). On February 2, 2005, Unify entered into a Stock Purchase Agreement (the “Agreement”) with Acuitrek Inc. (“Acuitrek”) and Daniel and Carrie Romine (“Sellers”) pursuant to which Unify agreed to acquire all of the issued and outstanding equity securities of Acuitrek. Under the terms of the agreement, Unify will make an initial payment of $455,000, and over the next three years, retention-based earn-out payments of $1.1 million and potential performance-based earn-out payments, all to be paid with 50 percent cash and 50 percent Unify common stock (assuming profitability of the Acuitrek division). Additionally, Unify will assume approximately $2,000,000 of net liabilities and deferred revenue. Unify has agreed to register the shares issuable under the Agreement pursuant to a Registration Rights Agreement with the Sellers. A copy of the Agreement was attached as Exhibit 1.1 and a copy of the Registration Rights Agreement was attached as Exhibit 1.2 in a Form 8-K filed on February 7, 2005.

Section 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The audited financial statements of Acuitrek for the year ended December 31, 2004 are included herein.

The unaudited financial statements of Acuitrek for the nine months ended December 31, 2004 are included herein.

The unaudited financial statements of Acuitrek for the twelve months ended March 31, 2004 are also included herein.

(b) Pro Forma Financial Information.

The unaudited proforma combined condensed balance sheets as of December 31, 2004 and April 30, 2004, and the combined condensed statements of operations for the nine months ended December 31, 2004 and year ended April 30, 2004 which give effect to the consummation of the acquisition of Acuitrek, are included herein.

(c) Exhibits.

Exhibit No.	Descriptions
23.1	Consent of Grant Thornton LLP, Independent Certified Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Unify Corporation

By:	/s/ Todd Wille
Todd Wille
Chief Executive Officer

Date: April 18, 2005

REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Acuitrek, Inc.

We have audited the accompanying balance sheet of Acuitrek, Inc. as of December 31, 2004 and the related statements of operations, shareholders’deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accompany Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acuitrek, Inc as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Grant Thornton LLP

Reno, Nevada

April 1, 2005

Acuitrek Inc.

Audited Balance Sheet

December 31, 2004

(amounts in 000’s)

ASSETS
Current Assets:
Cash and cash equivalents	$25
Accounts receivable	46

Total current assets	71

Property and equipment, net	27
Deferred Royalty Expense, net of amortization	762

Total assets	$860

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts Payable	$80
Related party note payable	64
Line of credit	20
Other accrued liabilities	73
Deferred revenue – current portion	418

Total current liabilities	655

Deferred revenue – net of current portion	1,363
Other long term liabilities	894
Commitments and contingencies	—

Stockholders’ deficit
Common stock	10
Accumulated deficit	(2,062)
Total stockholders’ deficit	(2,052)

Total liabilities and stockholders’ deficit	$860

The accompanying notes are an integral part of this financial statement

Acuitrek Inc.

Audited Statement of Operations

12 months ended December 31, 2004

(amounts in 000’s)

Revenues:
Software Licenses	$387
Services	385

Total revenues	772

Cost of revenues:
Software Licenses	68
Services	352

Total cost of revenues	420

Gross Profit	352

Operating expenses:
Product development	528
Selling, general and administrative	203

Total operating expenses	731

Loss from operations	(379)
Other income (expense), net	(12)

Net Loss	$(391)

The accompanying notes are an integral part of this financial statement

Acuitrek, Inc.

Audited Statement of Shareholders Equity

(Amounts in thousands, except share data)

	Common Stock Shares	Common Stock Par Value	Accumulated Deficit

Balance at January 1, 2004	10,000,001	$10	$(1,671)

Net Loss			(391)

Balance at December 31, 2004	10,000,001	$10	$(2,062)

The accompanying notes are an integral part of this financial statement

Acuitrek Inc.

Audited Statement of Cashflows

12 months ended December 31, 2004

(amounts in 000’s)

Cash Flow from Operating Activities
Net Loss	$(391)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14
Noncash royalties expense	68
Change in assets and liabilities:
Accounts receivable	(46)
Other assets	(3)
Accrued liabilities	24
Accounts payable	70
Other long-term liabilities	(42)
Deferred revenue	112

Net cash used in operating activities	(193)

Cash Flow from Investing Activities
Purchase of property, plant, and equipment	(22)
Net cash used in investing activities	(22)

Cash Flow from Financing Activities
Increase in line of credit	20

Net cash provided by financing activities	20

Net decrease in cash and cash equivalents	(195)
Cash and cash equivalents at beginning of year	220
Cash and cash equivalents at end of year	$25

Supplemental disclosure of cash flow information:
Cash paid for interest during the year	$5

The accompanying notes are an integral part of this financial statement

ACUITREK CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1.  The Company and Summary of Significant Accounting Policies

The Company

Acuitrek Corporation is a global provider of end-to-end policy administration and underwriting software specifically designed for the alternative risk insurance market. Founded in 2001, the Company’s products and services enable public entity risk pools, captives, risk retention groups and self-insured’s to automate labor-intensive processes, improve accuracy, enhance analytical capability, and reduce operating costs. The Company is headquartered in Sacramento, California, and its customers are primarily public entity self insured and risk pools insurance agencies.

Basis of Presentation

The accompanying financial statements include the accounts of the Company as a standalone entity, not consolidated with the accounts of any other entity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents are highly liquid investments with original maturities of three months or less when purchased and are stated at cost. Cash equivalents consist primarily of demand deposits with banks and money market funds.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and the line of credit approximate fair value because of the short-term maturity of these instruments.

Concentrations of Credit Risk and Credit Evaluations

Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with one financial institution. The Company licenses its products principally to companies in the United States, and five of its customers accounted for 91% of the Company’s 2004 revenues. The Company performs periodic credit evaluations of its customers and generally does not require collateral.

Allowance for Doubtful Accounts

Allowances are not maintained for potential credit losses because receivables are minimal, sales are almost entirely made to well-capitalized public entities.

Property and Equipment

Property and equipment are stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets, generally three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term.

Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may be in excess of fair value or not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

The Company periodically reevaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated useful lives of the long-lived assets. The criteria used for these evaluations include management’s estimate of the asset’s continuing ability to generate income from operations and positive cash flows in future periods.

Revenue Recognition

Revenue is recognized in accordance with SOP 97-2 and SAB 101. As such, each contract is evaluated against the basic revenue recognition criteria of those statements: when a license or sublicense agreement has been signed or other persuasive evidence of an arrangement exists, the software product or service has been configured for the specific needs of the customer and installed, the customer makes payment or provides other persuasive evidence that they accept the configured product, the license fees are fixed and determinable and collectibility is probable.

Fair value has not been established for the Company’s post contract support (PCS). As such, the entire contract fee, including license or sublicense fees and revenue from support and maintenance activities (which consist of fees for ongoing support and unspecified product updates) are recognized ratably over the term of the maintenance contract, typically one year, and the associated costs are expensed as incurred. Separate consulting service arrangements are performed on a “best efforts” basis and are generally billed under time-and-materials arrangements. Revenues and expenses relating to providing consulting services are recognized as the services are performed.

Note 2.  Property and Equipment, Net

Property and equipment at December 31, 2004 consisted of the following (in thousands):

Equipment	$47
Furniture and leasehold improvements	16
63
Less accumulated depreciation and amortization	36
Property and equipment, net	$27

Note 3.  Credit Facility

In May 2004, the Company executed a $20,000 revolving line of credit with US Bank. The line is unsecured. The Company incurs interest expense on funds used at 12.25%. The line of credit has a borrowing limit of $20,000. There was $20,000 outstanding under the line as of December 31, 2004.

Note 4.  Related Party Note Payable

On September 25, 2003, the Company executed a $60,938 promissory note to the major shareholder of the Company that matures September 15, 2005. The Company later added $4,854 to the note, to total $65,792. The note is non-interest bearing and a 4% market rate based on historical prime was imputed for the discount. At 12/31/04, the unamortized note discount is $1,862. No payments are required prior to maturity.

Note 5.  Software Sublicense and Royalties

In 2001 under a funded software development arrangement with Special District Risk Management (SDRMA), the Company sold an exclusive license of its flagship software product, NAVRISK, to SDRMA. SDRMA in turn granted the Company a non-exclusive, transferable sublicense to use and modify the software, and to reproduce and sublicense the software to other parties. In consideration of the sub-license granted to the Company, the Company is to pay SDRMA royalties in the amounts of $480,000 by June 2011, and $500,000 by June 2027. On the yearly anniversary of the SDRMA contract, the Company will pay SDRMA an amount equal to 5% of that year’s gross revenues generated from the sale or licensing of the Company’s original product, NavRisk (such amounts will reduce the royalty liability). The $980,000 in royalties has been recorded as a liability of the Company and is reflected as Other Long Term Liabilities on the balance sheet, net of payments made. An offsetting asset has also been recorded and is being amortized over the life of the license agreement. This amount is reflected on the balance sheet as Deferred Royalty Expense, net of amortization. Also see Note 10 Subsequent Events.

Note 6.  Deferred Revenue

The Company offers maintenance contracts to its customers at the time they enter into a product license agreement and renew those contracts, at the customers’ option, annually thereafter. The specific terms and conditions of these initial maintenance contracts and subsequent renewals vary depending upon the product licensed. Generally, maintenance contracts provide the customer with unspecified product maintenance updates and customer support services. Revenue from both product license agreements and maintenance contracts is initially deferred and then recognized ratably over the term of the agreements.

The Company’s deferred revenue will be recognized as follows (in thousands):

Year Ended December 31,

2005	$418
2006	289
2007	257
2008	77
2009	58
Thereafter	$682
$1,781

Note 7.  Income Taxes

The Company is an S Corporation and passes through taxable income to its shareholders.

Note 8.  Employee Retirement Plan

The Company maintains a 401(k) profit sharing plan (the “401(k) Plan”). Eligible employees may contribute any percent up to $13,000 of their pre-tax annual compensation to the 401(k) Plan, subject to certain statutory limitations. The Company can, at its discretion, voluntarily match the participating employees’ contributions not to exceed 6% of each employee’s annual compensation. In 2004, the Company did not contribute to the 401(k) Plan.

Note 9.  Commitments and Contingencies

Operating Lease

The Company leases office space under a non-cancelable operating lease arrangement. The lease expires August 22, 2005 and the Company pays the lessor $2,251 per month along with a 3.36% share of the common area maintenance costs.

Note 10.  Subsequent Events

On February 4, 2005, the Unify Corporation, a Sacramento, CA based software maker, purchased all of the Company’s stock for cash and stock worth $455,000. Payment of the purchase price was $205,000 in cash at sale and $250,000 in Unify stock. The major stockholder of Acuitrek joined Unify as an employee, and has an earn-out payment option over the next three years of up to an additional $1,100,000, half in cash and half in Unify stock, if he meets certain sales targets.

Concurrent with the Unify purchase of the Company, Unify renegotiated the software license contracts with SDRMA. As part of the agreement, SDRMA reduced the royalty liability presented in Note 5 from $980,000 to $600,000. Any unpaid amounts on the new royalty balance are due June of 2011. In addition, the annual installments on the royalty liability were reduced to 2% of all gross revenues received from the sale or licensing of NavRisk to customers other than SDRMA.

Acuitrek, Inc

Supplemental Information:

Acuitrek, Inc.

Balance Sheet

(Amounts in thousands)

Dec. 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$25
Accounts receivable	46

Total current assets	71

Property and equipment, net	27
Deferred royalty expense, net of amortization	762

Total assets	$860

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$80
Related party note payable	64
Line of credit	20
Other accrued liabilities	73
Deferred revenue, current portion	418
Total current liabilities	655

Deferred revenue, net of current portion	1,363
Other long term liabilities	894

Commitments and contingencies	—

Stockholders’ deficit
Common stock	10
Accumulated deficit	(2,062)

Total stockholders’ deficit	(2,052)

Total liabilities and stockholders’ deficit	$860

Acuitrek, Inc

Statement of Operations

(Amounts in thousands)

(Unaudited)

Nine months ended 12/31/04

Revenues:
Software Licenses	$343
Services	330

Total revenues	673

Cost of revenues:
Software Licenses	51
Services	265

Total cost of revenues	316

Gross Profit	357

Operating expenses:
Product development	403
Selling, general and administrative	147
Total operating expenses	550

Loss from operations	(193)
Other income (expense), net	(11)

Net Loss	$(204)

Acuitrek, Inc

Statement of Cash Flows

(Unaudited)

9 months ended December 31, 2004

Cash Flow from Operating Activities
Net Loss	$(204)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12
Noncash royalties expense	51
Change in assets and liabilities:
Accounts receivable	38
Other assets	(5)
Accrued compensation and other expenses	(38)
Other accrued liabilities	18
Accounts payable	73
Other long-term liabilities	(37)
Deferred revenue	41

Net cash flows used in operating activities	(51)

Cash Flow from Investing Activities
Purchase of property, plant, and equipment	(17)
Net cash used in investing activiites	(17)

Cash Flow from Financing Activities
Increase in line of credit	20

Net cash provided by financing activities	20

Net decrease in cash and cash equivalents	(48)
Cash and cash equivalents at beginning of period	73
Cash and cash equivalents at end of period	$25

Supplemental disclosure of cash flow information:
Cash paid for interest during the year	$3

Acuitrek, Inc.

Balance Sheet

(Amounts in thousands)

(Unaudited)

March 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$73
Accounts receivable	83

Total current assets	156

Property and equipment, net	22
Deferred royalty expense, net of amortization	813
Other assets	(5)

Total assets	$986

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts Payable	$3
Related party note payable	63
Other accrued liabilities	56
Accrued compensation and related expenses	38
Deferred revenue, current portion	763

Total current liabilities	923

Deferred revenue, net of current portion	977
Other long term liabilities	930

Commitments and contingencies	—

Stockholders’ deficit
Common stock	10
Accumulated deficit	(1,854)

Total stockholders’ equity	(1,844)

Total liabilities and stockholders’ deficit	$986

Acuitrek, Inc

Statement of Operations

(Amounts in thousands)

(Unaudited)

Twelve months ended 3/31/04

Revenues:
Software Licenses	$150
Services	86

Total revenues	236

Cost of revenues:
Software Licenses	68
Services	263

Total cost of revenues	331

Gross Loss	(95)

Operating expenses:
Product development	403
Selling, general and administrative	164
Total operating expenses	567

Loss from operations	(662)
Other income (expense), net	98

Net Loss	$(564)

Acuitrek, Inc

Statement of Cash Flows

(Unaudited)

12 months ended March 31, 2004

Cash Flow from Operating Activities
Net Loss	$(564)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13
Noncash royalties expense	68
Change in assets and liabilities:
Accounts receivable	(56)
Other assets	2
Accrued compensation and other expenses	41
Other accrued liabilities	32
Accounts payable	(22)
Other long-term liabilities	(38)
Deferred revenue	512

Net cash flows used in operating activities	(12)

Cash Flow from Investing Activities
Purchase of property, plant, and equipment	(14)
Net cash used in investing activiites	(14)

Cash Flow from Financing Activities
Increase in related party note payable	21

Net cash provided by financing activities	21

Net decrease in cash and cash equivalents	(5)
Cash and cash equivalents at beginning of period	78
Cash and cash equivalents at end of period	$73

Supplemental disclosure of cash flow information:
Cash paid for interest during the year	$2

Acuitrek, Inc.

Notes to financial statements

March 31, 2004 and December 31, 2004

(unaudited)

Note 1—Basis of Preparation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation have been made.

Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements give effect to the acquisition of Acuitrek, Inc. (“Acuitrek”) by Unify Corporation (“Unify”). The acquisition was completed on February 2, 2005 and was pursuant to a Stock Purchase Agreement dated February 2, 2005. The acquisition has been accounted for using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, “Business Combinations.” Under this method of accounting, the assets acquired and liabilities assumed in the Acuitrek acquisition were recorded at estimated fair values as determined by Unify’s management based on information currently available and on current assumptions as to future operations. Unify has allocated the purchase price based on the estimates of the fair value of the identified intangible assets and their remaining useful lives. The allocation was based on management’s estimates which included the preliminary results of an independent third party valuation. The unaudited pro forma combined condensed financial statements are based on and should be read in conjunction with the historical financial statements and the accompanying notes of Unify and the historical financial statements and the accompanying notes of Acuitrek which are included elsewhere in this filing. There was no material difference between the Acuitrek amounts recorded as of December 31, 2004 and the amounts as of the closing date for the assets acquired. The unaudited pro forma combined condensed balance sheet assumes the acquisition took place on April 30, 2004. The unaudited pro forma combined condensed statements of operations assume the acquisition took place on the first day of May 2003. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below. This information is not necessarily indicative of the operational results or of the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the acquisition.

P1

Unify Corporation

Unaudited Pro Forma Combined Condensed Balance Sheet

As of April 30, 2004

(Amounts in thousands)

	Unify Corp.	Acuitrek Inc.(at 3/31/04)	Proforma Adjustments	Combined

ASSETS
Current Assets:
Cash and cash equivalents	$6,606	$73	(205)	$6,474
Accounts receivable	2,848	83		2,931
Prepaid expenses and other current assets	543			543
				0
Total current assets	9,997	156	(205)	9,948

Property and equipment, net	338	22		360
Other investments	214			214
Deferred Royalty Expense		813		813
Intangilbles			977	977
Goodwill			1,004	1,004
Other assets	194	(5)		189

Total assets	$10,743	$986	1,776	$13,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$523	$3		$526
Related party note payable		63		63
Current portion of long term debt	146			146
Other accrued liabilities	1,340	56		1,396
Accrued compensation and related expenses	812	38		850
Deferred revenue	3,360	763		4,123

Total current liabilities	6,181	923		7,104

Other long term liabilities	70	1,907	11	1,988

Commitments and contingencies

Stockholders’ equity
Common stock	27	10		37
Additional paid in capital	63,205		250	63,455
Accumulated other comprehensive income	18			18
Accumulated deficit	(58,758)	(1,854)	1,515	(59,097)

Total stockholders’ equity	4,492	(1,844)	1,765	4,413

Total liabilities and stockholders’ equity	$10,743	$986	1,776	$13,505

P2

Unify Corporation

Unaudited Pro Forma Combined Condensed Statement of Operations

Twelve months ended April 30, 2004

(Amounts in thousands)

	Unify Corp.	Acuitrek Inc. (twelve months ended 3/31/04)	Proforma Adjustments	Combined

Revenues:
Software Licenses	$6,111	$150		$6,261
Services	5,814	86		5,900

Total revenues	11,925	236		12,161

Cost of revenues:
Software Licenses	595	68		663
Services	1,299	263		1,562

Total cost of revenues	1,894	331		2,225

Gross Profit	10,031	(95)		9,936

Operating expenses:
Product development	2,996	403		3,399
Selling, general and administrative	7,840	164		8,004
Write-down of other investments	175			175
Amortization of Intangibles			488	488
Total operating expenses	11,011	567	488	12,066

Loss from operations	(980)	(662)	(488)	(2,130)
Other income (expense), net	(27)	98		71

Loss before income taxes	(1,007)	(564)	(488)	(2,059)
Provision for income taxes	3			3

Net loss	$(1,010)	$(564)	$(488)	$(2,062)

P3

Unify Corporation

Unaudited Pro Forma Combined Condensed Balance Sheet

As of January 31, 2005

(Amounts in thousands)

	Unify Corp.	Acuitrek Inc.(at 12/31/04)	Proforma Adjustments	Combined

ASSETS
Current Assets:
Cash and cash equivalents	$3,915	$25	$(205)	$3,735
Accounts receivable	3,259	46		3,305
Prepaid expenses and other current assets	691			691

Total current assets	7,865	71	(205)	7,731

Property and equipment, net	385	27		412
Other investments	214			214
Deferred Royalty Expense		762		762
Intangibles			611	611
Goodwill			1,004	1,004
Other assets	177			177

Total assets	$8,641	$860	$1,410	$10,911

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$341	$80		$421
Current portion of long term debt	161	84		245
Other accrued liabilities	1,148	73		1,221
Accrued compensation and related expenses	736	0		736
Deferred revenue	3,301	418		3,719

Total current liabilities	5,687	655		6,342

Other long term liabilities	79	2,257		2,336
Long term debt	12			12

Commitments and contingencies

Stockholders’ equity
Common stock	28	10		38
Additional paid in capital	63,275		250	63,525
Accumulated other comprehensive income	77			77
Accumulated deficit	(60,517)	(2,062)	1,160	(61,419)

Total stockholders’ equity	2,863	(2,052)	1,410	2,221

Total liabilities and stockholders’ equity	$8,641	$860	$1,410	$10,911

P4

Unify Corporation

Unaudited Pro Forma Combined Condensed Statement of Operations

Nine months ended January 31, 2005

(Amounts in thousands)

	Unify Corp.	Acuitrek Inc.(nine months ended 12/31/04)	Proforma Adjustments	Combined

Revenues:
Software Licenses	$3,934	$343		$4,277
Services	4,596	330		4,926

Total revenues	8,530	673		9,203

Cost of revenues:
Software Licenses	264	51		315
Services	1,077	265		1,342

Total cost of revenues	1,341	316		1,657

Gross Profit	7,189	357		7,546

Operating expenses:
Product development	2,110	403		2,513
Selling, general and administrative	6,866	147		7,013
Amortization of Intangibles			366	366
Total operating expenses	8,976	550	366	9,592

Loss from operations	(1,787)	(193)	(366)	(2,346)
Other income (expense), net	35	(11)		24

Loss before income taxes	(1,752)	(204)	(366)	(2,322)
Provision for income taxes	7			7

Net loss	$(1,759)	$(204)	(366)	$(2,329)

P5

Unify Corporation

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.         Basis of Pro Forma Presentation

The unaudited pro forma combined condensed financial statements give effect to the acquisition of Acuitrek, Inc. (“Acuitrek”) by Unify using the purchase method of accounting.  On February 2, 2005, Unify entered into a Stock Purchase Agreement (the “Agreement”) with Acuitrek Inc. (“Acuitrek”) and Daniel and Carrie Romine (“Sellers”) pursuant to which Unify agreed to acquire all of the issued and outstanding equity securities of Acuitrek. Under the terms of the agreement, Unify will make an initial payment of $455,000, and over the next three years, retention-based earn-out payments of $1.1 million and potential performance-based earn-out payments, all to be paid with 50 percent cash and 50 percent Unify common stock (assuming profitability of the Acuitrek division). Additionally, Unify will assume approximately $2,000,000 of net liabilities and deferred revenue.

2.         Pro Forma Adjustments — Balance Sheet

Reflects the components of the purchase consideration which consist of Unify common stock with a market value of $250,000 and a cash payment of $205,000.Also reflected in this column are adjustments to the related fair values of the assets and liabilities acquired. As part of the allocation of the purchase price using an independent valuation expert’s preliminary results (to be verified upon audit of Unify’s year end April 30, 2005 financial statements), Unify has recorded as intangible assets $1,088,000 for Existing Technology and $377,000 for Customer Relationships and $1,004,006 as goodwill. Over the next three years, Unify will also make retention-based earn-out payments of $1.1 million and potential performance-based earn-out payments, all to be paid with 50 percent cash and 50 percent Unify common stock (assuming profitability of the Acuitrek division). The current purchase price allocation does not take into account this additional retention based or contingent consideration.

3.         Pro Forma Adjustments — Statement of Operations

This represents the amortization of the acquired identifiable intangible assets based upon an estimated useful life of 36 months for $1,088,000 of Existing Technology as well as 36 months for $377,000 of Customer Relationships.

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